Exhibit 1.01

ARISTA NETWORKS, INC.
CONFLICT MINERALS REPORT
(For the reporting period January 1, 2017 to December 31, 2017)

Introduction
This Conflict Minerals Report (this “Report”) of Arista Networks, Inc. (the “Company”) has been prepared pursuant to Rule 13p-1 and Form SD promulgated under the Securities Exchange Act of 1934 (collectively, the “Rule”) for the reporting period January 1, 2017 to December 31, 2017. Rule 13p-1 imposes certain reporting obligations on Securities and Exchange Commission (“SEC”) registrants whose manufactured products contain certain minerals that are necessary to the functionality or production of their products. The specified minerals, which are collectively referred to in this Report as “Conflict Minerals,” are gold, columbite-tantalite (coltan), cassiterite and wolframite, including their derivatives, which the SEC has currently limited to tantalum, tin and tungsten. The “Covered Countries” for purposes of the Rule and this Report are the Democratic Republic of the Congo (“DRC”), the Republic of the Congo, Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia and Angola.
For purposes of this Report, references to “we,” “us,” “our,” “Arista,” “Arista Networks” or the “Company” refer to Arista Networks, Inc.
Overview
Company Overview
We are a leading supplier of cloud networking solutions that use software innovations to address the needs of large-scale Internet companies, cloud service providers and next-generation enterprise. Our cloud networking solutions consist of our Extensible Operating System, or EOS,  a set of network applications and our 10/25/40/50/100 Gigabit Ethernet switching and routing platforms, delivering industry-leading performance, scalability, availability, programmability, automation and visibility.
The Company’s products for the reporting period covered by this Form SD include all of our hardware products.
The Company has adopted a Conflict Minerals Policy Statement (“Conflict Minerals Policy”), which is available on our website at https://www.arista.com/en/company/sustainability (see “Responsible Supply Chains”). The content of any website referred to in this Form SD is included for general information only and is not incorporated by reference in this Form SD.
Reasonable Country of Origin (“RCOI”)
The manufacture of our products is 100% outsourced and we procure our components and materials from suppliers worldwide. We have determined that during calendar year 2017, our products contained tantalum, tungsten, tin and gold (“3TG”) which are necessary to the functionality or production of our hardware products. In accordance with Rule 13p-1, we conducted a good faith RCOI inquiry to determine whether the necessary Conflict Minerals may have originated in the Covered Countries or come from recycled or scrap sources.
We are a member of the Responsible Business Alliance (“RBA”) and the Responsible Minerals Initiative (“RMI”). As a member of the RMI, a leading industry program that helps its members to manage risk by improving supply chain transparency with respect to Conflict Minerals, we have access to RMI RCOI data that aids us in determining the mine or location of origin of the Conflict Minerals in our supply chain.
The main piece of our RCOI process includes conducting an inquiry of our direct suppliers using the Conflict Minerals Reporting Template (“CMRT”) developed by the RMI.
Design of Conflict Minerals Program
We designed our due diligence measures in conformance with the Organization for Economic Cooperation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (“OECD Due Diligence Guidance”).

Due Diligence Measures Performed
The following describes the measures taken to reasonably determine the country of origin of Conflict Minerals and to exercise due diligence on our supply chain in conformance with the OECD Due Diligence Guidance.
Step 1: Establish strong company management systems

A.
We maintain a Conflict Minerals Policy, in which we are committed to the responsible sourcing of components that contain gold, tantalum, tungsten, and tin and will comply with the underlying SEC rules and regulations surrounding Conflict Minerals.

B.	We have a team focused on data collection and meeting due diligence guidelines. The team meets regularly to discuss status, and how to ensure full participation from our suppliers.

C.	We are members of the RBA and we expect our suppliers to abide with the RBA Code of Conduct, which includes a provision on Conflict Minerals.

D.	We expect our suppliers to comply with Conflict Minerals requirements.
Step 2: Identify and assess risk in the supply chain

A.	Identified Direct Suppliers:

1.	We identified suppliers through our product life cycle management system and focused on suppliers whose components were qualified for use in our products that were sold in 2017.

2.	We then completed a first pass analysis of suppliers that were in-scope and out of scope.

i.	In-scope suppliers are suppliers that provided us with parts that may contain 3TG and we purchased components/materials from in calendar year 2017.

ii.	Out of scope suppliers are suppliers that provided us with parts that will not have 3TG, or we did not purchase components/materials from in calendar year 2017.

B.	Conducted RCOI:

1.	We utilized a third-party data collection partner to collect data from our in-scope suppliers on our behalf.

2.
We used the industry standard CMRT to collect data from our suppliers, and if necessary, require our suppliers to collect data from their suppliers for the necessary Conflict Minerals information. We evaluated the information gathered from the CMRTs submitted by our suppliers to determine our reporting obligation based on this RCOI.

3.
We received completed CMRTs from our in-scope suppliers through our data collection partner and used our suppliers’ CMRTs to identify smelters or refiners (“SORs”) as well as determine material country of origin.

C.	Completed additional follow-up:
With the help of our data collection partner, we reviewed the CMRT submissions to validate for completeness and ensure consistency. Any inconsistencies were followed up to completion.

D.	Identify smelters/processors:
We cross-checked information received from our suppliers against data made available by the Responsible Minerals Assurance Process (“RMAP”) developed by the RMI. When necessary, we engaged with component suppliers that referenced high-risk SORs to encourage such facilities to obtain a “conflict-free” designation from an independent, third-party audit program.
Step 3: Design and implement a strategy to respond to identified risks

A.
The CMRT is the main vehicle for our approach to identify risks, and our internal process documentation lists the approach towards SOR validation, and what steps to take if other risks are identified in the SOR list.

B.
At the end of each data collection process, we compare the list of SORs provided by all of our suppliers to the list provided by the RMI, which includes the names of SORs that are compliant (and third-party verified) with the RMAP protocols.

C.	We performed regular follow-ups with suppliers that did not respond to our requests until data was provided.

D.	Regular meetings were held with senior management to provide progress updates, request for help, and escalations.

Step 4: Audit of SOR due diligence practices
Given that we do not source Conflict Minerals directly from smelters and refiners, we rely on third parties, including the RMI, to coordinate and conduct third-party audits of these facilities. We rely on the published results of these third-party audits to validate the responsible sourcing practices of the smelters and refiners in our supply chain.
Step 5: Report on supply chain due diligence
This Report and associated Form SD will be filed with the SEC and will be available on our Investor Relations website at https://investors.arista.com/Financial-Information/default.aspx#secfilling.
Results of RCOI and Due Diligence
We conducted due diligence processes on the SORs that the surveyed suppliers identified. The surveyed suppliers identified an aggregate of 316 operational SORs which may process the necessary Conflict Minerals contained in the components and/or materials that make up our products.
Smelters or Refiners
Appendix A in this report lists all SORs provided to Arista Networks from surveyed in-scope suppliers. We have categorized SOR status as the following:

Status	Description
Compliant	SORs that have received a “conflict-free” status from an independent third party audit program.
Active	SORs that have started participating in an independent third party audit program
Not Active	SORs that have not begun participating in an independent third party audit program
Based on our due diligence process, we have determined the following as the status of the SORs that were disclosed to us by our in-scope suppliers:

Status	Number of SORs	% of Total
Compliant	253	80%
Active	10	3%
Not Active	53	17%
Grand Total	316	100%
We have also determined the percentages of SORs by metal that are compliant to RMI protocols:

Metal	% RMI Compliant SORs
Gold	67%
Tantalum	95%
Tin	88%
Tungsten	89%
In addition, we have performed an analysis as to declarations of SORs that source from level 2 or level 3 RMI countries. Level 2 countries are countries where 3TG from conflict-affected and high-risk areas are known to transit and level 3 countries are where 3TG material is mined in the DRC and adjoining countries.
We have determined that 109 SORs had sourced from level 2 or level 3 countries, and detailed analysis has determined that:

•	105 SORs are compliant to RMI protocols.

•	1 SOR did not agree to an audit in 2017, as such it may not be non-conformant to the protocol. This smelter was last audited in 2016.

•	2 SORs did not participate in audit programs.

•	1 SOR is compliant to the London Bullion Market Association (“LBMA”) Responsible Gold Guidance.
Based on this analysis and representations from our suppliers, we have concluded that we do not have sufficient information to determine whether our supply chain is “DRC conflict-free.” However, we have not identified any known instances in which our products contained 3TG minerals sourced directly or indirectly from armed groups in the conflict regions of any

Covered Countries. Based on guidance from the SEC’s staff, an independent private sector audit is accordingly not required to be conducted under Rule 13p-1 and therefore has not been conducted.
Future Due Diligence Efforts
During the reporting period for the calendar year ending December 31, 2018, we will engage in the activities described in this report as defined by the OECD Due Diligence Guidance. Our intent is to move to a more conflict-free supply chain, we will continue to contact SORs that have not yet received a “conflict-free” designation and request their participation in the RMAP or other independent third party audit program in order for them to obtain such a “conflict-free” designation.

APPENDIX A: Smelters and Refiners
This table lists all SORs provided to Arista Networks from surveyed in-scope suppliers. Companies with a “*” designation are either active or compliant SORs according to the RMAP.

Metal	Smelter or Refiner Name (Based on data reported by the RMI as of April 23, 2018)	ID
Tungsten	A.L.M.T. TUNGSTEN Corp. *	CID000004
Gold	Advanced Chemical Company *	CID000015
Gold	Aida Chemical Industries Co., Ltd. *	CID000019
Gold	Allgemeine Gold-und Silberscheideanstalt A.G. *	CID000035
Gold	Almalyk Mining and Metallurgical Complex (AMMC) *	CID000041
Gold	AngloGold Ashanti Corrego do Sitio Mineracao *	CID000058
Gold	Argor-Heraeus S.A. *	CID000077
Gold	Asahi Pretec Corp. *	CID000082
Gold	Asaka Riken Co., Ltd. *	CID000090
Tantalum	Asaka Riken Co., Ltd. *	CID000092
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	CID000103
Tungsten	Kennametal Huntsville *	CID000105
Gold	Aurubis AG *	CID000113
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines) *	CID000128
Gold	Boliden AB *	CID000157
Gold	C. Hafner GmbH + Co. KG *	CID000176
Gold	Caridad	CID000180
Gold	CCR Refinery - Glencore Canada Corporation *	CID000185
Gold	Cendres + Metaux S.A. *	CID000189
Gold	Yunnan Copper Industry Co., Ltd.	CID000197
Tantalum	Changsha South Tantalum Niobium Co., Ltd. *	CID000211
Tungsten	Guangdong Xianglu Tungsten Co., Ltd. *	CID000218
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd. *	CID000228
Gold	Chimet S.p.A. *	CID000233
Tin	Jiangxi Ketai Advanced Material Co., Ltd. *	CID000244
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd. *	CID000258
Gold	Chugai Mining	CID000264
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CID000278
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd. *	CID000291
Tin	Alpha *	CID000292
Tin	CV Gita Pesona *	CID000306
Tin	PT Aries Kencana Sejahtera *	CID000309
Tin	PT Premium Tin Indonesia *	CID000313
Tin	CV United Smelting *	CID000315
Gold	Daejin Indus Co., Ltd. *	CID000328
Gold	Daye Non-Ferrous Metals Mining Ltd.	CID000343
Gold	DSC (Do Sung Corporation) *	CID000359
Gold	DODUCO Contacts and Refining GmbH *	CID000362
Gold	Dowa *	CID000401
Tin	Dowa *	CID000402
Gold	Eco-System Recycling Co., Ltd. *	CID000425

Metal	Smelter or Refiner Name (Based on data reported by the RMI as of April 23, 2018)	ID
Tin	EM Vinto *	CID000438
Tin	Estanho de Rondonia S.A.	CID000448
Tantalum	Exotech Inc. *	CID000456
Tantalum	F&X Electro-Materials Ltd. *	CID000460
Tin	Fenix Metals *	CID000468
Gold	OJSC Novosibirsk Refinery *	CID000493
Tungsten	Fujian Jinxin Tungsten Co., Ltd. *	CID000499
Gold	Refinery of Seemine Gold Co., Ltd.	CID000522
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd. *	CID000538
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CID000555
Tungsten	Global Tungsten & Powders Corp. *	CID000568
Tantalum	Guangdong Zhiyuan New Material Co., Ltd. *	CID000616
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CID000651
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CID000671
Gold	HeeSung Metal Ltd. *	CID000689
Gold	Heimerle + Meule GmbH *	CID000694
Gold	Heraeus Metals Hong Kong Ltd. *	CID000707
Gold	Heraeus Precious Metals GmbH & Co. KG *	CID000711
Tin	Huichang Jinshunda Tin Co., Ltd. *	CID000760
Tungsten	Hunan Chenzhou Mining Co., Ltd. *	CID000766
Gold	Hunan Chenzhou Mining Co., Ltd.	CID000767
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd. *	CID000769
Gold	HwaSeong CJ CO., LTD.	CID000778
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd. *	CID000801
Gold	Ishifuku Metal Industry Co., Ltd. *	CID000807
Gold	Istanbul Gold Refinery *	CID000814
Gold	Japan Mint *	CID000823
Tungsten	Japan New Metals Co., Ltd. *	CID000825
Gold	Jiangxi Copper Co., Ltd. *	CID000855
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd. *	CID000875
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd. *	CID000914
Tantalum	Jiujiang Nonferrous Metals Smelting Company Limited *	CID000917
Gold	Asahi Refining USA Inc. *	CID000920
Gold	Asahi Refining Canada Ltd. *	CID000924
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant * #	CID000927
Gold	JSC Uralelectromed *	CID000929
Gold	JX Nippon Mining & Metals Co., Ltd. *	CID000937
Tin	Gejiu Kai Meng Industry and Trade LLC *	CID000942
Gold	Kazakhmys Smelting LLC	CID000956
Gold	Kazzinc *	CID000957
Tungsten	Kennametal Fallon *	CID000966
Gold	Kennecott Utah Copper LLC *	CID000969
Gold	Kojima Chemicals Co., Ltd. *	CID000981
Gold	Kyrgyzaltyn JSC *	CID001029
Gold	L'azurde Company For Jewelry	CID001032

Metal	Smelter or Refiner Name (Based on data reported by the RMI as of April 23, 2018)	ID
Gold	Lingbao Gold Co., Ltd.	CID001056
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CID001058
Tin	China Tin Group Co., Ltd. *	CID001070
Tantalum	LSM Brasil S.A. *	CID001076
Gold	LS-NIKKO Copper Inc. *	CID001078
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CID001093
Tin	Malaysia Smelting Corporation (MSC) *	CID001105
Gold	Materion *	CID001113
Gold	Matsuda Sangyo Co., Ltd. *	CID001119
Tin	Metallic Resources, Inc. *	CID001142
Gold	Metalor Technologies (Suzhou) Ltd. *	CID001147
Gold	Metalor Technologies (Hong Kong) Ltd. *	CID001149
Gold	Metalor Technologies (Singapore) Pte., Ltd. *	CID001152
Gold	Metalor Technologies S.A. *	CID001153
Gold	Metalor USA Refining Corporation *	CID001157
Gold	Metalurgica Met-Mex Penoles S.A. De C.V. *	CID001161
Tantalum	Metallurgical Products India Pvt., Ltd. *	CID001163
Tin	Mineracao Taboca S.A. *	CID001173
Tantalum	Mineracao Taboca S.A. *	CID001175
Tin	Minsur *	CID001182
Gold	Mitsubishi Materials Corporation *	CID001188
Tin	Mitsubishi Materials Corporation *	CID001191
Tantalum	Mitsui Mining and Smelting Co., Ltd. *	CID001192
Gold	Mitsui Mining and Smelting Co., Ltd. *	CID001193
Tantalum	NPM Silmet AS *	CID001200
Gold	Moscow Special Alloys Processing Plant *	CID001204
Gold	Nadir Metal Rafineri San. Ve Tic. A.S. *	CID001220
Tin	Jiangxi New Nanshan Technology Ltd. *	CID001231
Gold	Navoi Mining and Metallurgical Combinat	CID001236
Gold	Nihon Material Co., Ltd. *	CID001259
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd. *	CID001277
Tin	O.M. Manufacturing (Thailand) Co., Ltd. *	CID001314
Gold	Elemetal Refining, LLC	CID001322
Gold	Ohura Precious Metal Industry Co., Ltd. *	CID001325
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet) *	CID001326
Tin	Operaciones Metalurgical S.A. *	CID001337
Gold	PAMP S.A. *	CID001352
Gold	Penglai Penggang Gold Industry Co., Ltd.	CID001362
Gold	Prioksky Plant of Non-Ferrous Metals *	CID001386
Gold	PT Aneka Tambang (Persero) Tbk *	CID001397
Tin	PT Artha Cipta Langgeng *	CID001399
Tin	PT Babel Inti Perkasa *	CID001402
Tin	PT Bangka Tin Industry *	CID001419
Tin	PT Belitung Industri Sejahtera *	CID001421

Metal	Smelter or Refiner Name (Based on data reported by the RMI as of April 23, 2018)	ID
Tin	PT Bukit Timah *	CID001428
Tin	PT DS Jaya Abadi *	CID001434
Tin	PT Eunindo Usaha Mandiri *	CID001438
Tin	PT Karimun Mining *	CID001448
Tin	PT Mitra Stania Prima *	CID001453
Tin	PT Panca Mega Persada *	CID001457
Tin	PT Prima Timah Utama *	CID001458
Tin	PT Refined Bangka Tin *	CID001460
Tin	PT Sariwiguna Binasentosa *	CID001463
Tin	PT Stanindo Inti Perkasa *	CID001468
Tin	PT Sumber Jaya Indah *	CID001471
Tin	PT Timah (Persero) Tbk Kundur *	CID001477
Tin	PT Timah (Persero) Tbk Mentok *	CID001482
Tin	PT Tinindo Inter Nusa *	CID001490
Tin	PT Tommy Utama *	CID001493
Gold	PX Precinox S.A. *	CID001498
Tantalum	QuantumClean *	CID001508
Gold	Rand Refinery (Pty) Ltd. *	CID001512
Tantalum	RFH Tantalum Smeltery Co., Ltd./Yanling Jincheng Tantalum & Niobium Co., Ltd. *	CID001522
Gold	Royal Canadian Mint *	CID001534
Tin	Rui Da Hung *	CID001539
Gold	Sabin Metal Corp.	CID001546
Gold	Samduck Precious Metals *	CID001555
Gold	SAMWON METALS Corp.	CID001562
Gold	SEMPSA Joyeria Plateria S.A. *	CID001585
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CID001619
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd. *	CID001622
Gold	Sichuan Tianze Precious Metals Co., Ltd. *	CID001736
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals *	CID001756
Tin	Soft Metais Ltda. *	CID001758
Gold	Solar Applied Materials Technology Corp. *	CID001761
Tantalum	Solikamsk Magnesium Works OAO *	CID001769
Gold	Sumitomo Metal Mining Co., Ltd. *	CID001798
Tantalum	Taki Chemical Co., Ltd. *	CID001869
Gold	Tanaka Kikinzoku Kogyo K.K. *	CID001875
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd. *	CID001889
Tantalum	Telex Metals *	CID001891
Tin	Thaisarco *	CID001898
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd. *	CID001908
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CID001909
Gold	The Refinery of Shandong Gold Mining Co., Ltd. *	CID001916
Gold	Tokuriki Honten Co., Ltd. *	CID001938
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CID001947
Gold	Torecom *	CID001955

Metal	Smelter or Refiner Name (Based on data reported by the RMI as of April 23, 2018)	ID
Tantalum	Ulba Metallurgical Plant JSC *	CID001969
Gold	Umicore Brasil Ltda. *	CID001977
Gold	Umicore S.A. Business Unit Precious Metals Refining *	CID001980
Gold	United Precious Metal Refining, Inc. *	CID001993
Gold	Valcambi S.A. *	CID002003
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd. *	CID002011
Gold	Western Australian Mint (T/a The Perth Mint) *	CID002030
Tin	White Solder Metalurgia e Mineracao Ltda. *	CID002036
Tungsten	Wolfram Bergbau und Hutten AG *	CID002044
Tungsten	Xiamen Tungsten Co., Ltd. *	CID002082
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd. *	CID002095
Gold	Yamakin Co., Ltd. *	CID002100
Gold	Yokohama Metal Co., Ltd. *	CID002129
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd. *	CID002158
Tin	Yunnan Tin Company Limited *	CID002180
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation *	CID002224
Gold	Gold Refinery of Zijin Mining Group Co., Ltd. *	CID002243
Gold	Morris and Watson	CID002282
Gold	SAFINA A.S. *	CID002290
Gold	Guangdong Jinding Gold Limited	CID002312
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CID002313
Gold	Umicore Precious Metals Thailand *	CID002314
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd. *	CID002315
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd. *	CID002316
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd. *	CID002317
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd. *	CID002318
Tungsten	Malipo Haiyu Tungsten Co., Ltd. *	CID002319
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd. *	CID002320
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd. *	CID002321
Tin	CV Venus Inti Perkasa *	CID002455
Gold	Geib Refining Corporation *	CID002459
Tin	Magnu's Minerais Metais e Ligas Ltda. *	CID002468
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd. *	CID002492
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd. *	CID002494
Tin	Melt Metais e Ligas S.A. *	CID002500
Tungsten	Asia Tungsten Products Vietnam Ltd. *	CID002502
Tin	PT ATD Makmur Mandiri Jaya *	CID002503
Tantalum	D Block Metals, LLC *	CID002504
Tantalum	FIR Metals & Resource Ltd. *	CID002505
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd. *	CID002506
Tantalum	XinXing Haorong Electronic Material Co., Ltd. *	CID002508
Gold	MMTC-PAMP India Pvt., Ltd. *	CID002509
Gold	Republic Metals Corporation *	CID002510
Gold	KGHM Polska Miedz Spolka Akcyjna *	CID002511
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd. *	CID002512

Metal	Smelter or Refiner Name (Based on data reported by the RMI as of April 23, 2018)	ID
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd. *	CID002513
Gold	Fidelity Printers and Refiners Ltd.	CID002515
Gold	Singway Technology Co., Ltd. *	CID002516
Tin	O.M. Manufacturing Philippines, Inc. *	CID002517
Tin	PT Inti Stania Prima *	CID002530
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd. *	CID002535
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CID002536
Tantalum	KEMET Blue Metals *	CID002539
Tungsten	H.C. Starck Tungsten GmbH *	CID002541
Tungsten	H.C. Starck Smelting GmbH & Co. KG *	CID002542
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC *	CID002543
Tantalum	H.C. Starck Co., Ltd. *	CID002544
Tantalum	H.C. Starck Tantalum and Niobium GmbH *	CID002545
Tantalum	H.C. Starck Hermsdorf GmbH *	CID002547
Tantalum	H.C. Starck Inc. *	CID002548
Tantalum	H.C. Starck Ltd. *	CID002549
Tantalum	H.C. Starck Smelting GmbH & Co. KG *	CID002550
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd. *	CID002551
Tantalum	Global Advanced Metals Boyertown *	CID002557
Tantalum	Global Advanced Metals Aizu *	CID002558
Gold	Al Etihad Gold LLC *	CID002560
Gold	Emirates Gold DMCC *	CID002561
Gold	Kaloti Precious Metals	CID002563
Gold	Sudan Gold Refinery	CID002567
Tantalum	Kemet Blue Powder *	CID002568
Tin	CV Ayi Jaya *	CID002570
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	CID002572
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	CID002573
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	CID002574
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji *	CID002579
Gold	T.C.A S.p.A *	CID002580
Gold	Remondis Argentia B.V. *	CID002582
Gold	Tony Goetz NV	CID002587
Tungsten	Niagara Refining LLC *	CID002589
Tin	CV Dua Sekawan *	CID002592
Tin	CV Tiga Sekawan *	CID002593
Gold	Korea Zinc Co., Ltd. *	CID002605
Gold	Marsam Metals *	CID002606
Gold	TOO Tau-Ken-Altyn	CID002615
Tungsten	Ganzhou Haichuang Tungsten Industry Co., Ltd. *	CID002645
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CID002647
Tungsten	Hydrometallurg, JSC *	CID002649
Tin	An Vinh Joint Stock Mineral Processing Company	CID002703
Tin	Resind Industria e Comercio Ltda. *	CID002706

Metal	Smelter or Refiner Name (Based on data reported by the RMI as of April 23, 2018)	ID
Tantalum	Resind Industria e Comercio Ltda. *	CID002707
Gold	Abington Reldan Metals, LLC	CID002708
Tungsten	Unecha Refractory Metals Plant *	CID002724
Tin	Super Ligas	CID002756
Gold	SAAMP *	CID002761
Gold	L'Orfebre S.A. *	CID002762
Gold	Italpreziosi *	CID002765
Tin	Metallo Belgium N.V. *	CID002773
Tin	Metallo Spain S.L.U. *	CID002774
Tin	PT Bangka Prima Tin *	CID002776
Gold	SAXONIA Edelmetalle GmbH *	CID002777
Gold	WIELAND Edelmetalle GmbH *	CID002778
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH *	CID002779
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City *	CID002815
Tin	PT Sukses Inti Makmur *	CID002816
Tungsten	Philippine Chuangxin Industrial Co., Inc. *	CID002827
Tin	PT Kijang Jaya Mandiri *	CID002829
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd. *	CID002830
Tungsten	ACL Metais Eireli *	CID002833
Tin	PT Menara Cipta Mulia *	CID002835
Tantalum	Jiangxi Tuohong New Raw Material *	CID002842
Tungsten	Woltech Korea Co., Ltd. *	CID002843
Tin	HuiChang Hill Tin Industry Co., Ltd. *	CID002844
Tungsten	Moliren Ltd. *	CID002845
Tantalum	Power Resources Ltd. *	CID002847
Tin	Gejiu Fengming Metallurgy Chemical Plant *	CID002848
Tin	Guanyang Guida Nonferrous Metal Smelting Plant *	CID002849
Gold	AU Traders and Refiners *	CID002850
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	CID002852
Gold	Sai Refinery	CID002853
Gold	Universal Precious Metals Refining Zambia	CID002854
Gold	Modeltech Sdn Bhd *	CID002857
Tin	Modeltech Sdn Bhd *	CID002858
Tin	Gejiu Jinye Mineral Company *	CID002859
Gold	Bangalore Refinery *	CID002863
Gold	Kyshtym Copper-Electrolytic Plant ZAO	CID002865
Gold	Morris and Watson Gold Coast	CID002866
Gold	Degussa Sonne / Mond Goldhandel GmbH	CID002867
Tin	PT Lautan Harmonis Sejahtera *	CID002870
Gold	Pease & Curren	CID002872
Gold	SungEel HiMetal Co., Ltd. *	CID002918
Gold	Planta Recuperadora de Metales SpA *	CID002919
Gold	Safimet S.p.A *	CID002973
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd. *	CID003116
Gold	State Research Institute Center for Physical Sciences and Technology	CID003153

Metal	Smelter or Refiner Name (Based on data reported by the RMI as of April 23, 2018)	ID
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	CID003182
Gold	African Gold Refinery	CID003185
Gold	NH Recytech Company *	CID003189
Tin	Chifeng Dajingzi Tin Industry Co., Ltd. *	CID003190
Tantalum	Jiujiang Janny New Material Co., Ltd. *	CID003191
Gold	DS PRETECH Co., Ltd. *	CID003195
Tin	PT Bangka Serumpun *	CID003205
Tin	Pongpipat Company Limited	CID003208
_______________________________
# The SOR has changed its compliance or operational status since December 31, 2017.

Note: Based on our due diligence, the above SOR facilities process Conflict Minerals from one or more of the following countries of origin: Angola, Argentina, Armenia, Australia, Austria, Belarus, Belgium, Bermuda, Bolivia, Brazil, Burundi, Cambodia, Canada, Central African Republic, Chile, China, Colombia, Czech Republic, DRC, Djibouti, Ecuador, Egypt, Estonia, Ethiopia, Finland, France, Germany, Ghana, Guinea, Guyana, Hong Kong, Hungary, India, Indonesia, Ireland, Israel, Italy, Japan, Jersey, Kazakhstan, Kenya, Republic of Korea, Kyrgyzstan, Laos, Luxembourg, Madagascar, Malaysia, Mali, Mexico, Mongolia, Morocco, Mozambique, Myanmar, Namibia, Netherlands, New Zealand, Niger, Nigeria, Papua New Guinea, Peru, Philippines, Poland, Portugal, Russian Federation, Rwanda, Saudi Arabia, Sierra Leone, Singapore, Slovakia, South Africa, South Sudan, Spain, Suriname, Sweden, Switzerland, Taiwan, Tajikistan, Tanzania, Thailand, Turkey, Uganda, United Arab Emirates, United Kingdom, United States, Uzbekistan, Vietnam, Zambia, and Zimbabwe.